 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – May 14, 2012
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices)

Registrant's telephone number, including area code (303) 672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the close of business on April 1, 2012, the preferred stock purchase rights (the “Rights”) issued pursuant to the Rights Agreement, dated as of June 30, 2010, by and between QEP Resources, Inc. (the “Company”) and Wells Fargo Bank, N.A., as Rights Agent (the “Rights Agent”), as amended by the First Amendment to Rights Agreement, dated as of February 14, 2012, by and between the Company and the Rights Agent (as so amended, the “Rights Agreement”), expired in accordance with their terms.  The Rights Agreement provided common stockholders of the Company with the right to purchase shares of Series A Junior Participating Preferred Stock (“Series A Preferred Stock”) upon the terms and subject to the conditions set forth in the Rights Agreement.  As a result, the Rights are no longer outstanding and are not exercisable, and the Rights Agreement is of no further force or effect.

In connection with the expiration of the Rights, the Company filed a certificate of elimination with the Secretary of State of the State of Delaware on May 14, 2012.  The certificate of elimination, which was effective upon filing, eliminated from the certificate of incorporation of the Company all matters set forth in the certificate of designations with respect to the Series A Preferred Stock.  No shares of the Series A Preferred Stock were issued or outstanding at the time of the filing of the certificate of elimination.  A copy of the certificate of elimination is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 15, 2012. At the meeting shareholders voted on the election of two directors to serve on the Board and on several proposals:

1.	Director Elections: Voting results on the election of two directors to hold office until the annual meeting in 2015 were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Phillips A. Baker	108,814,573	30,668,448	16,091,038
Charles B. Stanley	131,199,270	8,283,751	16,091,038

2.	Executive Compensation: Results of an advisory vote to ratify the Company's executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
131,551,075	4,732,871	3,199,075	16,091,038

3.	Cash Incentive Plan: Results to approve the material terms of the Company’s Cash Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
132,454,423	3,510,389	3,518,209	16,091,038

4.	Auditor: Voting results on a proposal to ratify the selection of PricewaterhouseCoopers as the Company's independent auditor were as follows:

Votes For	Votes Against	Abstentions
152,666,531	7,412,555	2,166,273

5.	Shareholder Proposal:Voting results on the advisory shareholder proposal to declassify the Board of Directors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
122,631,805	7,378,168	9,473,048	16,091,038

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

QEP made minor modifications to its Executive Severance Compensation Plan (Plan) to ensure that the language of the Plan conforms with its intended goal of providing Tier 2 Participants two times the sum of their base salary and three-year average annual bonus in the event of termination of employment following a change in control.  The Plan language as originally amended on February 14, 2012, was not clear on this point.  The foregoing description of the Severance Plan is not complete and is qualified in its entirety by reference to the text of the full Severance Plan, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 15, 2012, the Company’s Board of Directors and Management announced certain organizational changes described in the press release attached as Exhibit 99.1, which is incorporated herein by reference.

Additionally, the Board announced in a press release attached as Exhibit 99.2, which is incorporated herein by reference, that Keith O. Rattie has stepped down as non-executive chairman of the Board, that Charles B. Stanley has been appointed chairman and that M. W. Scoggins will assume the role of lead director.

The information contained in this Item, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

3.1	Certificate of Elimination with respect to Series A Junior Participating Preferred Stock of QEP Resources, Inc.
10.1	QEP Resources, Inc. Executive Severance Compensation Plan
99.1	Press Release issued May 15, 2012 by QEP Resources, Inc.
99.2	Press Release issued May 15, 2012 by QEP Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Resources, Inc.
(Registrant)
May 16, 2012

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Elimination with respect to Series A Junior Participating Preferred Stock of QEP Resources, Inc.
10.1	QEP Resources, Inc. Executive Severance Compensation Plan
99.1	Press Release issued May 15, 2012 by QEP Resources, Inc.
99.2	Press Release issued May 15, 2012 by QEP Resources, Inc.